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                                                                      EXHIBIT 21


                         American Greetings Corporation
                         Subsidiaries of the Registrant

                                                           State /  Jurisdiction
Subsidiary                                                 of Incorporation
----------                                                 ----------------
A. G. Industries, Inc.                                     North Carolina
Camden Graphics Group                                      United Kingdom
Carlton Cards (Canada) Limited                             Canada
Carlton Cards (United Kingdom) Limited                     United Kingdom
Carlton Cards Retail, Inc.                                 Connecticut
CreataCard, Inc.                                           Ohio
Interactive Marketing, Inc.                                Ohio
Hanson White Ltd.                                          United Kingdom
John Sands (Australia) Ltd.                                Delaware
John Sands (New Zealand) Ltd.                              Delaware
Magnivision, Inc.                                          Delaware
Plus Mark, Inc.                                            Ohio